UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2017

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2017, Transcat, Inc. (the “Company”) entered into the Amended and Restated Credit Facility Agreement (the “Restated Agreement”) with Manufacturers and Traders Trust Company (the “Bank”), that amends and restates in its entirety the Company’s existing Credit Facility Agreement dated as of September 20, 2012, as amended by Amendment 1 dated as of August 26, 2014, Amendment 2 dated as of December 30, 2015 and Amendment 3 dated as of March 31, 2016. The Restated Agreement extends the term of the Company’s $30.0 million revolving credit facility with the Bank until October 29, 2021. The Restated Agreement also increases the amount of the Company’s outstanding term loan with the Bank from $10.0 million to $15.0 million and extends the term loan maturity date to October 29, 2022. The Restated Agreement now requires principal repayments of approximately $0.2 million per month plus interest with respect to the term loan until maturity when the entire remaining principal amount and accrued and unpaid interest will be due. No financial covenants were changed in the Restated Agreement.

In addition, the Restated Agreement modifies the Applicable Rate used to determine interest charges on outstanding borrowings under the revolving credit facility and the term loan, and unused commitment fees, with such changes resulting in a lower Applicable Rate, and amends the definition of Permitted Acquisition to increase borrowings available under the Revolving Credit Facility for Acquisitions in any Fiscal Year from $15 million to $20 million. Terms used herein and otherwise not defined have the meanings given them in the Restated Agreement.

The foregoing summary of the Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Agreement intended to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 23, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: November 2, 2017	By:	/s/ Michael J. Tschiderer
Michael J. Tschiderer
Vice President of Finance and Chief Financial Officer